Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q/A of eUniverse, Inc. (the “Company”) for the quarter ended June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Brett C. Brewer, as Principal Executive Officer of the Company, and Thomas J. Flahie, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 30, 2003	/s/ Brett C. Brewer
Brett C. Brewer
President and Principal Executive Officer
(Principal Executive Officer)

Date: October 30, 2003	/s/ Thomas J. Flahie
Thomas J. Flahie
Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to eUniverse, Inc. and will be retained by eUniverse, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.